Exhibit 10.46

FIRST AMENDMENT TO FACILITY LOAN AGREEMENT

THIS FIRST AMENDMENT TO THE FACILITY LOAN AGREEMENT by and between Invisa, Inc. and Friday Harbour, LLC is made and entered into for good and valuable consideration in hand received as of this 21st day of June 2005.

WHEREAS, Invisa, Inc and Friday Harbour, LLC entered into a Facility Loan Agreement as of June 1, 2005;

WHEREAS, as of the date hereof, Invisa, Inc has requested loans in the amount of $30,000 from Friday Harbour, LLC under the Facility Loan Agreement;

WHEREAS, as of the date hereof, Friday Harbour, LLC has loaned $47,000 to Invisa under the terms of the Facility Loan Agreement; and

WHEREAS, to better assure its financial ability to implement its business plan while seeking to arrange longer term capital, Invisa, Inc. desires to amend the Facility Loan Facility to expand the Facility and Facility Amount from $50,000 to $150,000.

NOW THEREFORE, for good and valuable consideration in hand received, the parties mutually agree as follows:

1. The parties confirm and agree that Friday Harbour, LLC has made the following loans to Invisa, Inc under the Facility Loan Agreement: (i) $10,000 on May 24, 2005; (ii) $10,000 on June 1, 2005, (iii) $10,000 on June 7, 2005, (iv) $10,000 on June 15, 2005 and (v) $7,000 on June 17, 2005.

2. The term “Facility” as defined in Paragraph 1.2 and as used in the Facility Loan Agreement is hereby amended as follows: “Facility” shall mean the $150,000 convertible credit facility to be provided by the Lender to the Company pursuant to this Agreement and any Expansion thereof agreed to by the parties.”

3. The term “Facility Amount” as defined in Paragraph 1.2 and as used in the Facility Loan Agreement is hereby amended as follows: “Facility Amount” shall mean $150,000. The Loans made through the date of the First Amendment to the Facility Loan Agreement as described in Paragraph 1 hereof shall be deemed part of the Facility Amount”.

4. The procedure for making loans as provided in Paragraph 2.3 of the Facility Loan Agreement is hereby amended to expressly provide that Invisa, Inc shall only request that loans be made under the Facility Loan Agreement, and Lender shall only be required to make loans under the Facility Loan Agreement, to the extent the requested Loan is necessary to fund current operations and pay current obligations of Invisa, Inc. after Invisa, Inc has used funds otherwise held by, or available to, Invisa, Inc.

5. The Facility Amount as amended herein is fully convertible, at the election of Lender, into shares of Invisa, Inc. common stock in accordance with Paragraph 3.2 of the Facility Loan Agreement.

6. Except as modified hereby or inconsistent herewith, the Facility Loan Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf as of the date hereinafter reflected.

LENDER FRIDAY HARBOUR, LLC

Date: June 21, 2005	By:	/s/ Debra Duffey
Debra Duffey
Title: Manager

COMPANY INVISA, INC.

Date: June 21, 2005	By:	/s/ Stephen A. Michael
Stephen A. Michael
Title: Acting President